EXHIBIT 10(j)

                           FOURTH AMENDMENT TO THE
                   NON-QUALIFIED DEFERRED COMPENSATION PLAN






WHEREAS, National Western Life Insurance Company established a Non-Qualified Deferred Compensation Plan ("the Plan"), effective April 1, 1995, and

WHEREAS, the Plan may be amended by action of the Board of Directors of the Company pursuant to the provisions of Section 6.2 at any time, and

WHEREAS, the Plan currently has no provision for a participant to access funds in his account balance except for retirement, disability, or death, pursuant to the Plan, and

WHEREAS, the Pension Committee has recommended to the Board of Directors that the Plan be amended as set forth herein to allow for hardship withdrawals and other early withdrawals, and

WHEREAS, this Board believes it is desirable to so amend the Plan,

NOW THEREFORE, the Plan is amended as follows:

Article V is amended by adding the following new section 5.5 in its entirety:

"5.5 `Hardship Withdrawals' In the event of a Participant's `unforeseeable emergency,' the Participant may submit a written request to the Administrative Committee for an early withdrawal from the Participant's Account Balance (herein called a `Hardship Withdrawal').

"The Administrative Committee may, in its sole discretion, grant a Hardship Withdrawal, if the Administrative Committee determines that the Participant has an unforeseeable emergency as hereinafter defined. The amount of the Hardship Withdrawal shall not exceed an amount reasonably needed for the unforeseeable emergency and shall not exceed the vested balance of the
Participant's Accounts on the date of such Hardship Withdrawal. An unforeseeable emergency is defined as a severe financial hardship resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Section 152(a) of the Code), loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that will constitute an unforeseeable emergency will depend upon the facts of each case."

Article V is amended by adding the following new Section 5.6 in its entirety:

"5.6 `Early Withdrawals' Notwithstanding the aforementioned, the Participant may elect to receive a lump sum distribution of all or a portion of the
Participant's Account Balance by submitting a written request to the Administrative Committee. Such distribution, however, will be subject to a ten percent (10%) early withdrawal penalty. The withdrawal penalty is ten percent (10%) of the amount of the lump sum distribution and will reduce such distribution.

"The ten percent (10%) withdrawal penalty will be used by the Employer to offset any required Employer contribution under this Plan."




                                CERTIFICATION

I, James P. Payne, Secretary of National Western Life Insurance Company, do hereby certify that the above and foregoing is a true and correct copy of a resolution adopted by a meeting of the Board of Directors of said Company on the 20th day of June, 1997, and that it is currently in effect.

WITNESS MY HAND this 16th day of July, 1997.


                              /S/ James P. Payne

                              Secretary